Exhibit 99.2

CERTIFICATION OF

PLAN ADMINISTRATOR AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C.ss.1350

In connection with the Form 11-K of Patina Oil & Gas Corporation Profit Sharing and Savings Plan and Trust (the “Plan”) for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Greg L. Pachner, the Plan Administor and a member of the Profit Sharing and Savings Plan and Trust Committee, and David J. Kornder, Chief Financial Officer of Patina Oil & Gas Corporation and a member of the Profit Sharing and Savings Plan and Trust Committee, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

By:	/s/ GREG L. PACHNER
Name: Greg L. Pachner, Plan Administrator Date: June 30, 2003

By:	/s/ DAVID J. KORNDER
Name: David J. Kornder, Chief Financial Officer Date: June 30, 2003

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Patina Oil & Gas Corporation and will be retained by Patina Oil & Gas Corporation and furnished to the Securities and Exchange Commission or its staff upon request.